Exhibit 21

CONSOL Energy Inc.
SUBSIDIARIES
As of January 31, 2012

(In alphabetical order)

AMVEST Coal & Rail, LLC. (a Virginia limited liability company)	Eighty-Four Mining Company (a Pennsylvania corporation)
AMVEST Coal Sales, Inc. (a Virginia corporation)	Fairmont Supply Company (a Delaware corporation)
AMVEST Corporation (a Virginia corporation)	Fairmont Supply Oil and Gas LLC (formerly North Penn
AMVEST Gas Resources, Inc. (a Virginia corporation)	Pipe & Supply, LLC) (a Pennsylvania limited liability company)
AMVEST Mineral Services, Inc. (a Virginia corporation)	Fola Coal Company, LLC. d/b/a Powellton Coal Company (a West
AMVEST Minerals Company, LLC. (a Virginia limited liability	Virginia limited liability company)
company)	Glamorgan Coal Company, LLC. (a Virginia limited liability
AMVEST Oil & Gas, Inc. (a Virginia corporation)	company)
AMVEST West Virginia Coal, LLC. (a West Virginia limited	Helvetia Coal Company (a Pennsylvania corporation)
liability company)	Island Creek Coal Company (a Delaware corporation)
Braxton-Clay Land & Mineral, Inc. (a West Virginia corporation)	Keystone Coal Mining Corporation (a Pennsylvania corporation)
Cardinal States Gathering Company (a Virginia general partnership)	Knox Energy, LLC. (a Tennessee limited liability company)
Central Ohio Coal Company (an Ohio corporation)	Laurel Run Mining Company (a Virginia corporation)
CNX Funding Corporation (a Delaware corporation)	Leatherwood, Inc. (a Pennsylvania corporation)
CNX Gas Company LLC (a Virginia limited liability company)	Little Eagle Coal Company, L.L.C. (a West Virginia limited liability
CNX Gas Corporation (a Delaware corporation)	company)
CNX Land Resources Inc. (a Delaware corporation)	McElroy Coal Company (a Delaware corporation)
CNX Marine Terminals Inc. (formerly Consolidation	MOB Corporation (a Pennsylvania corporation)
Coal Sales Company) (a Delaware corporation)	Mon River Towing, Inc. (a Pennsylvania corporation)
CNX Water Assets LLC (formerly CONSOL of WV LLC) (a West	Mon-View, LLC (a West Virginia limited liability company)
Virginia limited liability company)	MTB, Inc. (a Delaware corporation)
Coalfield Pipeline Company (a Tennessee corporation)	Nicholas-Clay Land & Mineral, Inc. (a Virginia corporation)
Conrhein Coal Company (a Pennsylvania general partnership)	Peters Creek Mineral Services, Inc. (a Virginia corporation)
CONSOL Energy Canada Ltd. (a Canadian corporation)	Piping and Equipment, Inc. (a Florida corporation)
CONSOL Energy Holdings LLC VI (a Delaware limited liability	Reserve Coal Properties Company (a Delaware corporation)
company)	Rochester & Pittsburgh Coal Company (a Pennsylvania corporation)
CONSOL Energy Sales Company (formerly CONSOL Sales	Southern Ohio Coal Company (a West Virginia corporation)
Company) (a Delaware corporation)	TEAGLE Company, LLC. (a Virginia limited liability company)
CONSOL Financial Inc. (a Delaware corporation)	TECPART Corporation (a Delaware corporation)
CONSOL of Canada Inc. (a Delaware corporation)	Terra Firma Company (a West Virginia corporation)
CONSOL of Central Pennsylvania LLC (a Pennsylvania	Terry Eagle Coal Company, L.L.C. (a West Virginia limited liability
CONSOL of Kentucky Inc. (a Delaware corporation)	company)
CONSOL of Ohio LLC (an Ohio limited liability company)	Terry Eagle Limited Partnership (a West Virginia limited
CONSOL of Wyoming LLC (a Delaware limited liability company)	partnership)
Consol Pennsylvania Coal Company LLC (formerly Consol	Twin Rivers Towing Company (a Delaware corporation)
Pennsylvania Coal Company) (a Delaware limited liability	Vaughan Railroad Company (a West Virginia corporation)
company)	Windsor Coal Company (a West Virginia corporation)
Consolidation Coal Company (a Delaware corporation)	Wolfpen Knob Development Company (a Virginia corporation)